Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


Nuveen Floating Rate Income Opportunity Fund
811-21579


The Registrant has new or amended securities, as stated in the Statement Establishing and Fixing the Rights and Preferences of Term Preferred
Shares, containing a description of the securities.
 On November 30, 2016, under Conformed
Submission Form POS EX, accession number,
0001193125-16- 780961, a copy of said
Statement was filed as Exhibit 99.D.2 and such is incorporated by reference to Sub-Item 77I.